Exhibit 10.45

WAIVER AND SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

WAIVER AND SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of March 28, 2016 (this “Amendment”), to the Loan and Security Agreement, dated as of February 28, 2013, as amended by the First Amendment to Loan and Security Agreement dated as of March 28, 2013, the Second Amendment to Loan and Security Agreement dated as of July 9, 2014, the Consent and Third Amendment to Loan and Security Agreement dated as of April 17, 2015, the Fourth Amendment to Loan and Security Agreement dated as of August 10, 2015, and the Waiver and Fifth Amendment to Loan and Security Agreement dated as of November 10, 2015 (as amended, the “Loan Agreement”), among ACF FinCo I LP, as assignee of Keltic Financial Partners II, LP, a Delaware limited partnership (the “Lender”), Accountable Health Solutions, LLC, formerly known as Jefferson Acquisition, LLC, a Kansas limited liability company (“AHS”), and Hooper Holmes, Inc., a New York corporation (together with AHS, the “Borrowers”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, the Borrowers and the Lender are parties to the Loan Agreement, under which the Lender has agreed to make, and has made, Loans and other financial accommodations to the Borrowers on the terms and subject to the conditions set forth therein;
WHEREAS, the Borrowers have requested that the Lender agree, and the Lender has agreed, to amend certain provisions of the Loan Agreement on the terms and conditions set forth herein;
WHEREAS, the Borrowers are required to maintain a minimum amount of EBITDA for, among other periods, the consecutive twelve-month period ended December 31, 2015 (the “Specified EBITDA Requirement”); and
WHEREAS, the Borrowers have not met the Specified EBITDA Requirement, and the Borrowers have asked the Lender to waive, and the Lender has agreed to waive, the Borrowers’ compliance therewith on the terms and conditions set forth herein;
NOW, THEREFORE, the Lender and the Borrowers agree as follows:

SECTION 1.Waiver. Effective as of the date hereof, subject to the terms and conditions hereof, including, without limitation, the satisfaction of the conditions of effectiveness specified in Section 3 hereof, the Lender waives the Borrowers’ failure to comply with the Specified EBITDA Requirement for, and only for, the consecutive twelve-month period ended December 31, 2015 (the “Specified Default”).

SECTION 2.    Amendment to the Loan Agreement. Effective as of the date hereof, subject to the terms and conditions hereof, including, without limitation, the satisfaction of the conditions of effectiveness specified in Section 3 hereof, the Loan Agreement is amended as follows:

(a)    Section 8.20 of the Loan Agreement is amended and restated as follows:
“8.20 EBITDA. Permit EBITDA as of and for:
(a)    The Three (3) consecutive calendar month period ending on March 31, 2016, to be less than Negative One Million Six Hundred Thousand and 00/100 Dollars ($1,600,000.00);
(b)    The Six (6) consecutive calendar month period ending on June 30, 2016, to be less than Negative Two Million and 00/100 Dollars ($2,000,000.00);
(c)    The Nine (9) consecutive calendar month period ending on September 30, 2016, to be less than Negative One Million One Hundred Thousand and 00/100 Dollars – ($1,100,000.00); and
(d)    The Twelve (12) consecutive calendar month period ending on December 31, 2016, and each Twelve (12) consecutive calendar month period ending on the last day of each Fiscal Quarter thereafter, to be less than Eight Hundred Thousand and 00/100 Dollars -- $800,000.00.”

SECTION 3.    Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Lender shall have received each of the following which, in the case of documents, shall be in form and substance satisfactory to the Lender and dated the date hereof or as of an earlier date acceptable to the Lender (the “Effective Date”):

(i)    a counterpart of this Amendment, Authenticated by the Borrowers;
(ii)    an acknowledgment and consent, in the form of Exhibit A hereto, Authenticated by each of the Guarantors;
(iii)    payment of an amendment fee in the amount of $40,000, which shall be deemed fully earned as of the Effective Date and shall be non-refundable under any circumstance; and
(iv)    payment of the costs and expenses (including, without limitation, attorneys’ fees) incurred by the Lender in connection with the preparation, execution and delivery of this Amendment and the agreements, instruments and documents delivered hereunder.
SECTION 4.    Representations and Warranties of the Borrowers. Each of the Borrowers represents and warrants as follows:

(a)    No Default or Event of Default has occurred and is continuing other than the Specified Default, and all of the representations set forth in Article 5 of the Loan Agreement and in the other Loan Documents are true and complete as of the date of this Amendment (except any such representation which is as of a specified date, which is accurate and complete as of such date).

(b)    The execution, delivery and performance by such Borrower of this Amendment and the agreements, instruments and other documents executed in connection herewith (i) are within such Borrower’s limited liability company or corporate power, (ii) have been duly authorized by all necessary or proper actions of or pertaining to such Borrower (including the consent of managers, members, directors, officers, or shareholders, as applicable), (iii) are not in contravention of (A) any agreement or indenture to which such Borrower is a party or by which such Borrower is bound, (B) such Borrower’s Charter Documents, (C) any provision of law, or (D) any order, writ, judgment, injunction, or decree of any court of competent jurisdiction binding on such Borrower or its property and (iv) do not require the consent or approval of any Governmental Unit or any other Person that has not been obtained and furnished to the Lender.

(c)    No authorization, approval or other action by, and no notice to or filing with, any Person is required for the due execution, delivery and performance by such Borrower of this Amendment or any of the agreements, instruments and other documents executed in connection herewith.

(d)    This Amendment and the Loan Agreement as amended hereby constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity.
SECTION 5.    Further Assurances; Additional Equity Contributions.
(a)    Each of the Borrowers agrees to execute such other and further documents and instruments as the Lender may reasonably request in its discretion to implement the provisions of this Amendment.
(b)    The Borrowers shall obtain equity contributions in an aggregate amount of not less than $4,000,000 during the period November 10, 2015 through June 30, 2016, which contributions shall remain as capital on account of the Equity Interests of the Borrowers and shall be subject to Section 8.7 of the Loan Agreement.
SECTION 6.    Reference to and Effect on the Loan Agreement.

(a)    On and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” and words of like import, and each reference in the other Loan Documents to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

(b)    Except as specifically waived or amended above, (i) the Loan Agreement and each other Loan Document shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto and (ii) the Lender shall not be deemed to have waived any rights or remedies it may have under the Loan Agreement, any other Loan Document or applicable law.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to any right, power or remedy of the Lender under any of the Loan Documents, or constitute a waiver of or an amendment to any provision of any of the Loan Documents.

(d)    This Amendment constitutes a Loan Document.

SECTION 7.    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 8.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY IN SUCH STATE WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective general partner or officer thereunto duly authorized, as of the date first above written.
LENDER:

ACF FINCO I LP, as assignee of Keltic Financial Partners II, LP

By: __/s/ Oleh Szczupak________________
Oleh Szczupak
Vice President

BORROWERS:

HOOPER HOLMES, INC.

By:	/s/ Henry E. Dubois Henry E. Dubois President

ACCOUNTABLE HEALTH SOLUTIONS, LLC,
formerly known as Jefferson Acquisition, LLC,
a Kansas limited liability company

By:     /s/ Henry E. Dubois
Henry E. Dubois
Chief Executive Officer and President

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT

Reference is hereby made to (i) the Waiver and Sixth Amendment to Loan and Security Agreement dated as of March 28, 2016 (the “Sixth Amendment”) among the Lender and the Borrowers and (ii) the Unconditional and Continuing Guaranty, dated as of February 28, 2013 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”; capitalized terms defined or incorporated by reference therein being used herein as therein defined) by the undersigned Guarantors in favor of the Lender. Each of the undersigned Guarantors hereby (i) acknowledges receipt of a copy of the Sixth Amendment, (ii) consents to the terms thereof and (iii) agrees that the terms and provisions thereof shall not affect in any way the obligations and liabilities of such Guarantor under the Guaranty and any other Loan Documents to which it is a party, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

GUARANTORS:

HOOPER DISTRIBUTION SERVICES, LLC
By: Hooper Holmes, Inc., its sole Manager

By: ___/s/ Henry E. Dubois_________
Henry E. Dubois
President of Hooper Holmes, Inc.

HOOPER INFORMATION SERVICES, INC.

By: __/s/ Henry E. Dubois_________
Henry E. Dubois
President

MID-AMERICA AGENCY SERVICES, INCORPORATED

By: __/s/ Henry E. Dubois_________
Henry E. Dubois
President

TEG ENTERPRISES, INC.

By: /s/ Henry E. Dubois__
Henry E. Dubois
President

HOOPER WELLNESS, LLC

By: __/s/ Henry E. Dubois__________
Henry E. Dubois
President

HOOPER KIT SERVICES, LLC,
formerly Heritage Labs International, LLC
By: Hooper Holmes, Inc., its Sole Member

By: __/s/ Henry E. Dubois___________
Henry E. Dubois
President of Hooper Holmes, Inc.

Dated as of March 28, 2016